CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-04709) of our report dated April 30, 1996, except as to Note 12, which is as of July 11, 1996 appearing on page F-2 of Safety Components International, Inc.'s Annual Report on Form 10-K for the year ended March 31, 1996.


PRICE WATERHOUSE LLP
July 11, 1996
Costa Mesa, California